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                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                          Dated as of February 15, 2002


                                  By and Among


          Fortune Natural Resources Corporation, a Delaware Corporation

                                       and

             Renaissance Capital Growth & Income Fund III, INC. and
                    Renaissance US Growth & Income Trust PLC


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


                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT




      This SERIES B PREFERRED STOCK PURCHASE AGREEMENT, dated as of February _____, 2002 (this "Agreement"), is by and among Fortune Natural Resources Corporation, a Delaware Corporation, ("Fortune") presently located at One Commerce Green, 515 W. Greens Rd., Suite 720, Houston, Texas, 77067; Renaissance Capital Growth & Income Fund and Renaissance US Growth & Income Trust PLC (collectively "Purchaser").

      WHEREAS,  Fortune  wishes the Purchaser to make an investment in Fortune;

      WHEREAS, Purchaser wishes, subject to the terms and conditions set forth herein, to make an investment in Fortune through the purchase of Series B Preferred Stock of Fortune ("Series B Stock" ), with the voting powers, designations, preferences, rights and qualifications, limitations and restrictions as set forth in the Certificate of Designation, attached hereto as EXHIBIT A;

      WHEREAS, as an inducement to Purchaser to enter into this Agreement and to make the investment hereunder, Fortune has agreed to issue Purchaser a warrant to purchase certain shares of Fortune's common stock in accordance with the terms hereof; and

      WHEREAS, as an inducement to Purchaser to enter into this Agreement and to make the investment hereunder, Fortune has agreed to grant to Purchaser an option to require Fortune to purchase currently held shares of Fortune's common stock in accordance with the terms hereof.

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.    Sale of Shares; Issuance of Warrants; Put Option.
      ------------------------------------------------

      1.1 SALE OF SHARES. Subject to the terms and conditions set forth herein, effective as of the date hereof, Fortune shall: (i) sell and issue to each Purchaser, and each Purchaser shall purchase and accept from Fortune 120,000 shares of Series B Stock for $120,000, which shall be payable by wire transfer to Fortune ("Purchase Price"); (ii) issue to each Purchaser, a warrant (the "Warrant") to purchase the shares (subject to adjustment and readjustment from time to time as provided in the Warrant Agreement as attached hereto as "EXHIBIT B,") of Common Shares as provided in Section 1.2 below; and (iii) grant to each Purchaser an option to require Fortune to purchase shares of Fortune Common Shares currently held by each Purchaser, pursuant to the terms of that certain Put Option agreement (the "Put") attached hereto as "EXHIBIT C."

      1.2 WARRANT. In further consideration of the value received from Purchaser, Fortune hereby covenants to issue to each Purchaser, pursuant to the terms of the Warrant, at the earlier of (i) 180 days after the date of issuance of the Series B to Purchaser, or (ii) the funding of the Private Placement of the Corporation's Series A Convertible Participating Preferred Stock ("Series A"), Three-Year Common Stock Purchase Warrants in accordance with the following table:


                                       1
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


                               Number of Warrants to be issued       Exercise Price as
     Date of issuance of       expressed as percentage of the      percentage of "market
  Warrants after date hereof    value of the redemption rights     price of common stock"
  --------------------------   --------------------------------    ----------------------

     Less than 76 days                        20%                            150%
        76-105 days                           30%                            140%
       106-140 days                           40%                            130%
       141-170 days                           50%                            120%
    More than 170 days                        60%                            110%


"Market price of common stock" shall mean the average of the last reported sales prices on each of the ten trading days prior to the date hereof or, in the event no reported sale takes place on such day, the last previously reported sales price, in either case on the over-the-counter bulletin board, principal exchange on which the common stock is listed, or as reported by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization.

      1.3 PUT OPTION. In further consideration of the value received from Purchaser, Fortune hereby covenants to grant to each Purchaser the option to require Fortune to purchase shares of Fortune Common Shares currently held by such Purchaser, pursuant to the terms of the Put. The Put shall not be exercisable if the Series B Preferred Shares, together with all dividends accrued thereon, are fully paid in accordance with the redemption obligations of Fortune. In addition, if the Series B Preferred Shares are timely called for redemption and the certificate shall not have been surrendered for cancellation, on and after such redemption date, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to the Put shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof.

2.    Representations and Warranties of Fortune.
      -----------------------------------------

      Fortune hereby represents and warrants to Purchaser as of the date hereof and as of the Closing as follows:

      2.1 ORGANIZATION AND STANDING; CERTIFICATE AND BYLAWS. Fortune is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Fortune has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. Fortune is qualified to do business as a foreign corporation or as otherwise necessary in every jurisdiction in which the failure to be so qualified would have a material adverse effect on Fortune's business as now conducted or as proposed to be conducted.

      2.2 ORGANIZATIONAL POWER. Fortune has all requisite legal and organizational power to execute and deliver this Agreement, to sell and issue the Series B Stock, the Warrant, and the Put, and to carry out and perform its obligations under the terms of this Agreement and the agreements referenced herein.


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

      2.3 AUTHORIZATION. All corporate and other organizational action on the part of Fortune, its officers and directors necessary for the authorization, execution, delivery and performance by Fortune of this Agreement, the authorization, issuance, sale and delivery of the Series B Stock, the issuance of the Warrant, the Put, and the performance of all of Fortune's obligations hereunder has been taken or will be taken prior to the respective Closing. This Agreement, when executed and delivered by Fortune, will constitute a valid and legally binding obligation of Fortune, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief and other equitable remedies. The Series B Stock, when issued in compliance with the provisions of this Agreement, will be validly authorized and issued, fully paid and non-assessable and will have the rights, preferences, privileges and restrictions described in the Certificate of Designation. The Series B Stock will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders thereof through no action of Fortune; provided, however, that the Series B Stock will be subject to restrictions on transfer under state and/or federal securities laws as set forth herein.

3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. In order to induce Fortune to accept this Agreement, each Purchaser hereby represents and warrants to Fortune, solely with regard to itself, as follows:

      3.1 INVESTMENT INTENT. Purchaser is acquiring Series B Stock for its own account for investment and not with a view to any distribution thereof.

      3.2 INDEPENDENT INVESTIGATION. In making its decision to purchase Series B Stock, Purchaser has relied solely upon independent investigations made by Purchaser, its representatives and agents.

      3.3 NO REPRESENTATION. Purchaser acknowledges and agrees that Fortune has made no representation or warranty to Purchaser or any of its affiliates, employees or agents in connection with Purchaser's purchase of Series B Stock and the other transactions described herein, except as expressly set forth herein.

4.    CLOSING.
      -------

      4.1 CLOSING. The Closing shall take place on February 15, 2002 (the "Closing") at such time and place as the parties may mutually agree upon.

      4.2  DELIVERIES BY FORTUNE. At the Closing, Fortune shall deliver to
Purchaser: (I) all certificates representing the Series B Shares, duly endorsed for transfer to Purchaser; and (II) executed originals of the agreements referenced herein.

      4.3  DELIVERIES BY PURCHASER. At Closing, Purchaser shall deliver to
Fortune: (I) the Purchase Price by wire transfer of immediately available funds to an account designated by Fortune, minus an amount to cover the reasonable expenses and legal fees incurred with respect to the negotiation and execution of this Agreement; and (II) executed originals of the agreements referenced herein.

5.    General Provisions.
      ------------------

      5.1 ENTIRE AGREEMENT. This Agreement is the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any and all prior agreements, whether written or oral, regarding the subject matter hereof between the parties. This Agreement and any of the terms hereof may not be altered, modified, changed, waived or discharged except in writing signed by each of the parties.

      5.2 ATTORNEY'S FEES. In the event that any action or proceeding, including arbitration, is commenced by any party hereto for the purpose of enforcing any provision of this Agreement, the successful or prevailing party shall recover reasonable attorneys' fees and other reasonable costs incurred in such action or proceeding.

      5.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt of hand delivery; certified or registered mail, return receipt requested; or telecopy transmission with confirmation of receipt:

           (i)  If to Fortune, to:
                One Commerce Green, 515 W. Greens Rd.
                Suite 720
                Houston, Texas, 77067
                Telecopier:    281-872-1213
                Telephone:     281-287-1170
                Attention:     TYRONE J. FAIRBANKS, Chairman
                               and Chief Executive Officer

           (ii) If to a Purchaser, to:

                Renaissance Capital Group, Inc.
                8080 N. Central Expressway
                Suite 210, LB-59
                Dallas, Texas 75206
                Telecopier:    214-891-8291
                Telephone:     214-891-8294
                Attention:     John Schmit

                (with a copy to)

                Kirkpatrick & Lockhart LLP
                3100 Bank One Center
                1717 Main Street
                Dallas, Texas 75201-4681
                Telecopier:    214-939-4949
                Telephone:     214-939-4900
                Attention:     Norman Miller

Such names and addresses may be changed by written notice to each person listed above.

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      5.4  EXPENSES. Upon closing, Fortune shall pay the all the expenses and legal fees incurred with respect to the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby, which amount shall be paid upon Closing.

      5.5 COUNTERPARTS; FACSIMILES. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one (1) and the same instrument. Delivery of an executed counterpart of a signature page to this agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

      5.6 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

      5.7 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES.

                            [Signature page follows.]

      IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.



                               FORTUNE NATURAL RESOURCES
                               CORPORATION

                               By: /s/ Tyrone J. Fairbanks
                                   -----------------------------------
                                   TYRONE J. FAIRBANKS, Chairman
                                   and Chief Executive Officer



                               RENAISSANCE CAPITAL GROWTH
                               & INCOME FUND III, INC.

                               By: /s/ John A. Schmit
                                   -----------------------------------

                               Name: John A. Schmit
                               ---------------------------------------

                               Title: Vice President
                               ---------------------------------------



                               RENAISSANCE US GROWTH &
                               INCOME TRUST PLC

                               By: /s/ John A. Schmit
                                   -----------------------------------

                               Name: John A. Schmit
                               ---------------------------------------

                               Title:  Vice President, Renaissance
                                       Capital Group, Inc.
                               ---------------------------------------



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